Exhibit 10.1

TOWERS WATSON & CO.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

This Award Agreement (the “Agreement”), made as of this    day of       , 2010, between Towers Watson & Co., a Delaware corporation (the “Company”), and NAME (the “Optionee”), is made pursuant to the terms of the Company’s 2009 Long Term Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.                                            Grant of Option.  The Company grants to the Optionee, on the terms and conditions set forth herein, an option (the “Option”) for the purchase of                              shares of the Company’s Class A common stock (the “Option Shares”), par value $0.01 per share (the “Common Stock”), effective as of the date hereof (the “Date of Grant”).  The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Section 2.                                            Exercise Price.  The exercise price per share of the Option shall be $                  , which is the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the Date of Grant (the “Option Price”).

Section 3.                                            Vesting of Option.  The Option shall vest and become exercisable in accordance with the following vesting schedule, subject to the Optionee’s continued Service with the Company or any Subsidiary on each such vesting date:

Date	Total Option Shares Subject to Exercise
on or after	Incremental	Cumulative

Section 4.                                            Option Term.  The Option Shares that become vested pursuant to this Agreement may be purchased at any time on or after the date of vesting and prior to the expiration of the term of the Option (the “Option Term”).  The Option Term shall expire on the day prior to the seventh anniversary of the Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Optionee’s Service (“Termination of Service”) in accordance with Section 5 hereof.  Upon the expiration or termination of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5.                                            Termination of Service.

(a)                                  General.  Subject to the following provisions of this Section 5, in the event of a Termination of Service for any reason prior to the date that the Option becomes vested in accordance with this Agreement, the Optionee shall forfeit the Optionee’s interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect.  Except as otherwise set forth in this Section 5, in the event of a Termination of Service for any reason following any applicable vesting date, the Optionee’s right to purchase any Option Shares that have previously become vested in accordance with the terms hereof shall expire on the effective date of such Termination of Service (or the expiration of the original seven-year Option Term, if earlier).

(b)                                 Cause.  Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Service for “Cause” (as defined below), the Optionee’s right to purchase any Option Shares, whether or not vested, shall immediately terminate and all rights thereunder shall cease.  For purposes of this Agreement, termination for “Cause” means the Optionee’s termination of Service due to: (i) persistent neglect or negligence in the performance of the Optionee’s employment duties; (ii) persistent unexcused absenteeism by the Optionee, (iii) breach of the Company’s Code of Business Conduct or related policies by the Optionee, (iv) conviction (including pleas of guilty or no contest) of the Optionee for any act of fraud, misappropriation or embezzlement, (v) any deliberate and material breach of fiduciary duty to the Company by the Optionee or other conduct by the Optionee that leads to the material damage or prejudice of the Company, or (vi) illegal use by the Optionee of controlled dangerous substances or use of alcohol to such extent as to have a material adverse effect on the Optionee’s performance of his or her duties with respect to the Company.  The Company shall have the power to determine whether the Optionee has been terminated for Cause and the date upon which such termination for Cause occurs.  Any such determination shall be final, conclusive and binding upon the Optionee.  In addition, if the Company shall reasonably determine that the Optionee has committed or may have committed any act which could constitute the basis for a termination of Optionee’s Service for Cause, the Company may suspend the Optionee’s rights to exercise the Option or vest in any right with respect to the Option, pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “Cause” as provided in this Section 5(b).

(c)                                  Disability or Retirement.  Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Service as a result of Disability (as defined in the Plan) or Retirement (as defined below) following any applicable vesting date, the Optionee, or the Optionee’s legal representative, shall retain the right to purchase any Option Shares that have previously become vested in accordance with the terms hereof until the expiration of three years following the date of such Termination of Service (or the expiration of the original seven-year Option Term, if earlier).  For purposes of this Agreement, “Retirement” means that the Optionee has terminated Service after becoming eligible to commence retirement benefits under the terms of the retirement plan applicable to the Optionee.  If no such plan is applicable, or if more than one such plan exists, then “Retirement” shall have the meaning as determined by the Company in its sole discretion.

(d)                                              Death or Involuntary Termination.  Notwithstanding the provisions of Section 5(a) hereof, in the event of a Termination of Service as a result of death or Involuntary Termination (as defined below) following any applicable vesting date, the Optionee, or the Optionee’s legal representative, shall retain the right to purchase any Option Shares that have previously become vested in accordance with the terms hereof until the expiration of one year following the date of such Termination of Service (or the expiration of the original seven-year Option Term, if earlier).  The determination as to whether a Termination of Service of the Optionee is an Involuntary Termination shall be made by the Company in its sole discretion.

Section 6.                                                        Change in Control.  Notwithstanding the provisions of Section 3 hereof, the Option shall fully vest and become fully exercisable immediately prior to a Change in Control (as defined in the Plan), unless the Option is assumed by, or a reasonably equivalent award is substituted for, the Option in connection with the Change in Control.  In the event of any such assumption or substitution, the assumed or substituted award shall vest on the same conditions as the Option, provided that if the Optionee’s Service is terminated without Cause upon or within twelve (12) months following the Change in Control, the assumed or substituted award shall fully vest and become exercisable upon such termination.

Section 7.                                            Procedure for Exercise.

(a)                                  Notice of Exercise.  The Option may be exercised, in whole or in part, and whole Option Shares may be purchased, at any time during the term hereof by notice to the Company in the form required by the Committee (as defined in the Plan), together with payment of the aggregate Option Price therefor and any applicable withholding taxes.

(b)                                 Payment of Option Price; Withholding Taxes.  Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, or (iv) by a combination of the methods described above.  In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the Option Price.

Section 8.                                            Investment Representation.  Upon the exercise of the Option at a time when there is not in effect a registration statement under the Act relating to the shares of Common Stock, by virtue of such exercise, the Optionee shall be deemed to represent and warrant to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws.  No shares of Common Stock shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination by the Committee in this regard shall be final, binding and conclusive.  The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable Federal and state securities laws and regulations.

Section 9.                                            Limitation of Rights.  The Optionee shall not have any privileges of a stockholder of the Company with respect to the Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of the applicable shares of Common Stock.  Nothing in the Plan, this Agreement or the Option shall confer upon the Optionee any right to continued Service or to interfere in any way with the right of the Company to terminate the Optionee’s Service at any time.

Section 10.                                      Adjustments.  The Option granted hereunder shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 11.                                      Transfer Restrictions.

(a)                                  Option.  The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution.  In the event that an Optionee becomes legally incapacitated, the Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative.  If the Optionee dies, the Option shall thereafter be exercisable by the Optionee’s beneficiary as designated by the Optionee in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Option under the Optionee’s will, or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that the Option was exercisable by the Optionee on the date of the Optionee’s death.  The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)                                 Option Shares.  Until the third anniversary of the Date of Grant of the Option, the Optionee shall not sell, transfer, pledge, assign, hypothecate or otherwise dispose of in any way, other than by will or by the laws of descent and distribution, any of the shares of Common Stock received by the Optionee pursuant to the exercise of the Option, other than any shares of Common Stock that, based on the price of Common Stock on the date of such exercise, have an aggregate value equal to the amount of (i) the aggregate Option Price payable upon such exercise of the Option (including any brokerage commissions payable upon the sale of shares to pay the aggregate Option Price), plus (ii) all applicable income and/or employment taxes accruing and owed by the Optionee in connection with the Option exercise.

Section 12.                                      Notices.  Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Company, delivered to Towers Watson & Co., 901 N. Glebe Road, Arlington, VA 22203, Attention:  Treasurer.  Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 13.                                      Construction.  The Option hereunder is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Optionee hereby acknowledges that a copy of the Plan has been delivered to the Optionee and accepts the Option hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

Section 14                                         Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 15.                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 16.                                      Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 17.                                      Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

Section 18.                                      Foreign Exchange Control Approval.  If any foreign exchange control approval, consent or permission is required for the exercise of the Option including acquisition of Common Stock pursuant to the exercise of the Option, the Optionee shall be responsible for obtaining all such approvals, consents and permissions.  The Company or any of its subsidiaries shall not be liable to the Optionee in any manner whatsoever in the event the Optionee is unable to exercise the Option or acquire Common Stock pursuant to the exercise of the Option as a result of the Optionee’s failure to obtain any approval, consent or permission required under applicable laws of the jurisdiction where the Optionee is employed.

Section 19.                                      Arbitration.  In the event the Optionee or other holder of an Option disputes or disagrees with any determination by the Committee with respect to this Option, the Plan or such person, the Optionee or other optionholder may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Committee’s decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Committee’s decision, and the Optionee and any other option holder hereby explicitly waive any right to judicial review. Notice of demand for arbitration shall be made in writing to the Committee within 30 days after the applicable decision by the Committee.  The arbitrator shall be selected by those members of the Board of Directors who are neither members of the Committee nor employees of the Company.  If there are no such members of the Board of Directors, the arbitrator shall be selected by the Board of Directors.  The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware.  Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association.  Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive.  The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association.  The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first above written.

TOWERS WATSON & CO.

By:
Name:
Title:

OPTIONEE

Optionee Signature	Date

Optionee Name
address
address